UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 12, 2018

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Lake Robbins Drive, Suite 250 The Woodlands, TX	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 675-2421

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Amended and Restated Employment Agreement for Brent R. Rystrom.

On October 12, 2018, RiceBran Technologies (“the “Company”) and Brent R. Rystrom, the Company’s President and Chief Executive Officer, entered into an amended and restated employment agreement (“Rystrom Employment Agreement”), effective as of October 1, 2018.  The Rystrom Employment Agreement has a term ending on December 31, 2018, with the term extending automatically for successive one-year terms unless either party notifies the other in writing at least 90 days prior to the expiration of the then-effective term of such party’s intention not to renew the Rystrom Employment Agreement.  Pursuant to the Rystrom Employment Agreement, the Company agreed to pay Mr. Rystrom an annual salary of $274,000. Mr. Rystrom is eligible to participate in any Company annual bonus program applicable to senior officers and approved by the Company’s Compensation Committee.

If the employment of Mr. Rystrom is terminated by the Company without “cause” (as defined in the Rystrom Employment Agreement), by Mr. Rystrom for “good reason” (as defined in the Rystrom Employment Agreement) or because of Mr. Rystrom’s death, then Mr. Rystrom will be entitled to receive an amount equal to all previously accrued but unpaid compensation and the base salary that Mr. Rystrom would have been paid for 90 days following notice of termination or resignation or the date Mr. Rystrom dies. In addition, if Mr. Rystrom’s employment terminates within 60 days before to 90 days after a change of control transaction (as defined in the Rystrom Employment Agreement), Mr. Rystrom will be entitled to receive an amount equal to 180 days of his then effective base salary.

The description of the terms of the Rystrom Employment Agreement does not purport to be complete and is qualified in its entirety to the full text of the Rystrom Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Amended and Restated Employment Agreement for Dennis Dykes

On October 12, 2018, the Company and Dennis Dykes, the Company’s Executive Vice President, Chief Financial Officer and Secretary, entered into an amended and restated employment agreement (“Dykes Employment Agreement”), effective as of October 1, 2018.  The Dykes Employment Agreement has a term ending on December 31, 2018, with the term extending automatically for successive one-year terms unless either party notifies the other in writing at least 90 days prior to the expiration of the then-effective term of such party’s intention not to renew the Dykes Employment Agreement.  Pursuant to the Dykes Employment Agreement, the Company agreed to pay Mr. Dykes an annual salary of $210,000. Mr. Dykes is eligible to participate in any Company annual bonus program applicable to senior officers and approved by the Company’s Compensation Committee.

If the employment of Mr. Dykes is terminated by the Company without “cause” (as defined in the Dykes Employment Agreement), by Mr. Dykes for “good reason” (as defined in the Dykes Employment Agreement) or because of Mr. Dykes’s death, then Mr. Dykes will be entitled to receive an amount equal to all previously accrued but unpaid compensation and the base salary that Mr. Dykes would have been paid for 90 days following notice of termination or resignation or the date Mr. Dykes dies.  In addition, if Mr. Dykes’s employment terminates within 60 days before to 90 days after a change of control transaction (as defined in the Dykes Employment Agreement), Mr. Dykes will be entitled to receive an amount equal to 180 days of his then effective base salary.

The description of the terms of the Dykes Employment Agreement does not purport to be complete and is qualified in its entirety to the full text of the Dykes Employment Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement with Brent R. Rystrom

10.2	Amended and Restated Employment Agreement with Dennis Dykes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: October 17, 2018	By:	/s/ Dennis Dykes

Dennis Dykes,
Chief Financial Officer
(Duly Authorized Officer)